Exhibit 99.1

Inphi Corporation Announces Fourth Quarter and Full Year 2012 Results

SANTA CLARA, Calif., February 4, 2013 – Inphi Corporation (NYSE: IPHI), a leading provider of high-speed analog semiconductor solutions for the communications and computing markets, today announced results for its fourth quarter and full year ended December 31, 2012.

Revenue for the fourth quarter of 2012 was $22.9 million, compared with $17.3 million for the fourth quarter of 2011.

As reported under U.S. generally accepted accounting principles (GAAP), fourth quarter 2012 net loss was $16.6 million, or ($0.58) per share, compared with a GAAP net loss of $0.3 million, or ($0.01) per diluted common share, for the fourth quarter of 2011.

Inphi established a full valuation allowance against its net deferred tax assets, which resulted in a one-time, non-cash charge of $14.6 million in the fourth quarter of 2012. The decision to establish the valuation allowance was based on an assessment made at year-end that considered factors such as passage of new California tax law as well as projected taxable income. The establishment of a valuation allowance does not preclude Inphi from using its loss- carryforward, research and development tax credits and other deferred tax assets in the future.

Gross margin on a GAAP basis for the fourth quarter of 2012 was 64.3% of revenue, compared with 63.8% of revenue for the fourth quarter of 2011.

Inphi reports gross margin, net income (loss), and earnings per share in accordance with GAAP and on a non-GAAP basis. A reconciliation of the GAAP to non-GAAP gross margin, net income, and earnings per share, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this news release.

Gross margin on a non-GAAP basis for the fourth quarter of 2012 was 65.4% of revenue, compared with 64.3% of revenue for the fourth quarter of 2011.

Non-GAAP net income for the fourth quarter of 2012 was $1.0 million, or $0.03 per diluted share. This compared with non-GAAP net income of $0.2 million, or $0.01 per diluted share, for the fourth quarter of 2011.

“We delivered on our non-GAAP guidance for Q4, resulting in 16% year-on-year revenue growth in 2012 at 65% gross margin,” said Ford Tamer, Inphi CEO. “As already announced by others in our industry, the near term economic climate continues to remain uncertain as we look into Q1. However, we remain optimistic about our growth prospects in the second half of 2013, based on new products going into production, and strong design win momentum in communication equipment, optical modules and next generation servers.”

Full Year 2012 Results

For the year ended December 31, 2012, revenue was $91.2 million, compared with $79.3 million for 2011. GAAP net loss for 2012 was $20.7 million, or ($0.73) per diluted share, on approximately 28.4 million diluted weighted average common shares outstanding. This compared with GAAP net income of $1.9 million, or $0.07 per diluted share, on approximately 29.4 million diluted weighted average common shares outstanding for 2011.

Non GAAP net income for the year ended December 31, 2012 was $5.0 million, or approximately $0.17 per diluted share. This compared with non-GAAP net income of $7.3 million, or $0.25 per diluted share, for the year ended December 31, 2011.

Business Outlook

The following statements are based on our current expectations for the first quarter of 2013. These statements are forward looking and actual results may differ materially.

•	Revenues are expected to range from approximately $20.9 million to $22 million.

•	Non-GAAP gross margin is expected to be approximately 65% - 66%.

•	Stock-based compensation expense is expected to be in the range of $3.9 million to $4.2 million.

•	GAAP results are expected to be a net loss in a range between $3.6 million to $4.5 million, or ($0.12) - ($0.15) per diluted share, on approximately 30.1 million diluted shares outstanding.

•	Non-GAAP net income, excluding stock-based compensation expense, is expected to be at breakeven plus or minus $0.3 million, or ($0.01) - $0.01 per diluted share.

Quarterly Conference Call Today

Inphi plans to hold a conference call at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time today with Ford Tamer, President and Chief Executive Officer, and John Edmunds, Chief Financial Officer, to discuss fourth quarter and full year 2012 results.

The call can be accessed by dialing 888-396-2298; international callers should dial 617-847-8708, participant passcode: 61785872. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Inphi’s website at http://investors.inphi.com for up to 30 days after the call.

About Inphi

Inphi Corporation is a leading provider of high-speed mixed signal semiconductor solutions for the communications and computing markets. Inphi’s end-to-end data transport platform delivers high signal integrity at leading-edge data speeds, addressing performance and bandwidth bottlenecks in networks, from fiber to memory. Inphi’s solutions minimize latency in computing environments and enable the rollout of next- generation communications infrastructure. Inphi’s solutions provide a vital interface between analog signals and digital information in high-performance systems, such as telecommunications transport systems, enterprise networking equipment, enterprise and data center servers, and storage platforms. To learn more about Inphi, visit www.inphi.com.

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Cautionary Note Concerning Forward-Looking Statements

Statements in the press release and certain matters to be discussed on the fourth quarter of 2012 conference call regarding Inphi Corporation, which are not historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as outlook, believe, expect, may, will, provide, could, and should, and the negative of these terms or other similar expressions. These statements include statements relating to: our business outlook and current expectations for the first quarter of 2013, including our revenue, gross margin, stock-based compensation expense, operating performance, net income, earnings per share; expectations of our growth; expectations of economic trends and macroeconomic conditions; and benefits of using non-GAAP financial measures. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: the Company’s ability to sustain profitable operations due to its history of losses and accumulated deficit; dependence on a limited number of customers for a substantial portion of revenue and lack of long-term purchase commitments from our customers; product defects; risk related to intellectual property matters, lengthy sales cycle and competitive selection process; lengthy and expensive qualification processes; ability to develop new or enhanced products in a timely manner; development of the markets that the Company targets; market demand for the Company’s products; reliance on third parties to manufacture, assemble and test products; ability to compete; and other risks inherent in fabless semiconductor businesses. In addition, actual results could differ materially due to changes in tax rates or tax benefits available, changes in claims that may or may not be asserted, as well as changes in pending litigation. For a discussion of these and other related risks, please refer to Inphi Corporation’s recent SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Inphi Corporation undertakes no obligation to update forward-looking statements for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Inphi, the Inphi logo and Think fast are registered trademarks of Inphi Corporation. All other trademarks used herein are the property of their respective owners.

Corporate Contact:

Kim Markle

Inphi

408-217-7329

kmarkle@inphi.com

INPHI CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Revenue	$22,935	$17,310	$91,206	$79,297
Cost of revenue	8,194	6,269	32,684	28,687

Gross margin	14,741	11,041	58,522	50,610

Operating expenses:
Research and development	11,030	7,953	40,102	28,565
Sales and marketing	3,705	3,095	14,052	12,700
General and administrative	2,670	2,152	12,300	9,141

Total operating expenses	17,405	13,200	66,454	50,406

Income (loss) from operations	(2,664)	(2,159)	(7,932)	204
Other income	236	236	914	509

Income (loss) before income taxes	(2,428)	(1,923)	(7,018)	713
Provision (benefit) for income taxes	14,126	(1,642)	13,673	(1,218)

Net income (loss)	$(16,554)	$(281)	$(20,691)	$1,931

Earnings per share:
Basic	$(0.58)	$(0.01)	$(0.73)	$0.07

Diluted	$(0.58)	$(0.01)	$(0.73)	$0.07

Weighted-average shares used in computing earnings per share:
Basic	28,658,836	27,771,622	28,378,680	26,799,237
Diluted	28,658,836	27,771,622	28,378,680	29,367,423

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in thousands of dollars)
	(Unaudited)
Cost of revenue	$197	$89	$726	$315
Research and development	1,465	1,018	5,833	3,214
Sales and marketing	626	672	2,660	2,054
General and administrative	834	479	3,240	1,609

	$3,122	$2,258	$12,459	$7,192

INPHI CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands of dollars)

(Unaudited)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$30,161	$29,696
Short-term investments in marketable securities	91,107	89,283
Accounts receivable, net	13,717	9,358
Inventories	4,894	5,716
Other current assets	4,518	6,032

Total current assets	144,397	140,085
Property and equipment, net	13,893	9,566
Goodwill	5,875	5,875
Deferred tax charge and other assets	5,909	17,102

Total assets	$170,074	$172,628

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,888	$5,016
Accrued expenses and other current liabilities	5,116	3,745
Deferred revenue	1,083	1,929

Total current liabilities	13,087	10,690
Other liabilities	4,022	3,534

Total liabilities	17,109	14,224

Stockholders’ equity:
Common Stock	29	28
Additional paid-in capital	205,269	190,314
Accumulated deficit	(53,404)	(32,713)
Accumulated other comprehensive income	1,071	775

Total stockholders’ equity	152,965	158,404

Total liabilities and stockholders’ equity	$170,074	$172,628

INPHI CORPORATION

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands of dollars, except share and per share amounts)

To supplement the audited financial data presented on a GAAP basis, the Company discloses certain non-GAAP financial measures, which exclude stock-based compensation, certain warranty, legal costs and other claims, restructuring charges of its Taiwan subsidiary, accelerated depreciation of certain property and equipment associated with the facility to be abandoned and deferred tax asset valuation allowance. These non-GAAP financial measures are not in accordance with GAAP. These results should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company believes that its non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations; non-GAAP financial information excludes charges or benefits that management considers to be outside of the Company’s core operating results. The Company believes that the non-GAAP measures of gross margin, net income and earnings per share, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of the Company’s ongoing operating performance. In addition, the Company’s management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods. The Company’s non-GAAP measurements are not prepared in accordance with GAAP and are not an alternative to GAAP financial information; these measurements may be calculated differently than non-GAAP financial information disclosed by other companies.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,						Year Ended December 31,
	2012			2011			2012			2011
GAAP net income (loss)	$(16,554)			$(281)			$(20,691)			$1,931
Adjusting items to GAAP net income (loss):
Operating expenses related to stock-based compensation expense, net of tax effect	2,857	(a	)	1,316	(a	)	9,699	(a	)	4,499	(a	)
Adjustment to revenue as a result of warranty claim	—			—			497	(b	)	—
Legal expense and accrual of provisional costs	—			—			650	(c	)	—
Taiwan restructuring charges	—			168	(d	)	—			1,814	(d	)
Transitional tax effects of moving to an internationally based structure	—			(955)	(e	)	—			(955)	(e	)
Accelerated depreciation of certain property and equipment associated with the facility to be abandoned, net of tax effect	254	(f	)				254	(f	)
Valuation allowance	14,594	(g	)	—			14,594	(g	)	—
Delta in interim period tax allocation from GAAP to non-GAAP	(164)	(h	)	—			—			—

Non-GAAP net income	$987			$248			$5,003			$7,289

Shares used in computing non-GAAP basic earnings per share	28,658,836			27,771,622			28,378,680			26,799,237

Shares used in computing non-GAAP diluted earnings per share	29,892,186			29,401,746			29,784,635			29,367,423

Non-GAAP earnings per share:
Basic	$0.03			$0.01			$0.18			$0.27

Diluted	$0.03			$0.01			$0.17			$0.25

GAAP gross margin as a % of revenue	64.3%			63.8%			64.2%			63.8%
Stock-based compensation:
Cost of revenue	0.9%			0.5%			0.8%			0.4%
Restructuring charges	—			—			—			1.0%
Accelerated depreciation of certain property and equipment associated with the facility to be abandoned	0.2%			—			—			—
Adjustment to revenue as a result of warranty claim	—			—			0.3%			—

Non-GAAP gross margin as a % of revenue	65.4%			64.3%			65.3%			65.2%

(a)	Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(b)	Reflects reduction in revenue as a result of warranty claim of a customer. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(c)	Reflects legal expense and accrual of provisional costs with regard to employment and other related claims, net of insurance reimbursement. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(d)	In 2011, the Company decided to discontinue the sale of acquired legacy products in Taiwan. The restructuring expenses were reflected in the consolidated statements of operations as follows:

	Three months ended December 31, 2011	Year ended December 31, 2011
Cost of goods sold	$—	$782
Operating expenses:
Research and development	137	324
Sales and marketing	—	671
General and administrative	31	37

Total	$168	$1,814

The Company excludes these items when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

(e)	Reflects the transitional tax effects of moving to an internationally based structure. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(f)	Reflects the accelerated depreciation of certain property and equipment associated with the facility to be abandoned. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(g)	Reflects the valuation allowance established against deferred tax assets. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.
(h)	Reflects the delta in interim period tax allocation from GAAP to non-GAAP related to non-GAAP adjustments. The Company excludes this item when it evaluates the continuing operational performance of the Company as management believes this GAAP measure is not indicative of its core operating performance.

INPHI CORPORATION

RECONCILIATION OF GAAP TO NON-GAAP MEASURES -FIRST QUARTER 2013 GUIDANCE

(in thousands of dollars, except share and per share amounts)

(Unaudited)

	Three Months Ending March 31, 2013
	High	Low
Estimated GAAP net income (loss)	$300	$(300)
Adjusting items to estimated GAAP net income (loss):
Operating expenses related to stock-based compensation expense	(3,900)	(4,200)
Tax effect of stock-based compensation expense	—	—

Estimated non-GAAP net income (loss)	$(3,600)	$(4,500)

Shares used in computing estimated non-GAAP diluted earnings per share	30,100,000	30,100,000

Estimated non-GAAP diluted earnings per share	$(0.12)	$(0.15)